Exhibit 23.1

Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

________________________________________________________________________

Mr. Erez Ovdat

Nano-Textile Ltd.

3 Lohamei HaGetaot St.

Nahariya, Israel 2244427

Dear Mr. Ovdat:

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statement of Nano-Textile Ltd. on Form F-1 of our report dated January 19, 2015 relating to the financial statements of the Company as of and for the six months ended June 30, 2014. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

March 11, 2015